UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2010

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction	Commission File	(I.R.S. Employer Identification number)
of incorporation)	Number

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                 Other Events

On March 30, 2010, the Company filed a Current Report on Form 8-K providing a business update.  Among other things, the Company reported that it was delinquent in making its 2010 minimum annual royalty payment as well as the December 31, 2009 quarterly royalty payment to the Regents of the University of California (the “Regents”) under its patent sublicense agreement which put the Company at risk of being declared in breach of the agreement.   On May 14, 2010, the Company received a Notice of Default from the Regents dated April 30, 2010.  Accordingly, the Company is required to pay the Regents $78,656 by no later than June 29, 2010 or otherwise face termination of the license agreement.  A loss of the license agreement with the University of California would have a material adverse affect on the Company’s operations, liquidity and business prospects.

ITEM 9.01                 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	May 18, 2010	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer